Exhibit 99.1

IMDX Reports Second Quarter 2026 Results and Timely Progress on FDA Review of GraftAssureDx

●	Discussions with FDA advance toward expected marketing authorization for GraftAssureDx

●	FDA completes current portion of substantive review in a timely manner

●	Favorable Medicare reimbursement policy issued in July significantly increases GraftAssureDx surveillance testing opportunity

●	Strong head-to-head data drive kitted customer interest

NASHVILLE, TN., August 10, 2026 — Insight Molecular Diagnostics Inc., iMDx, (Nasdaq: IMDX), today published the following letter to shareholders in conjunction with its first quarter results:

Fellow shareholders,

We continue to be encouraged by progress toward our most important priority, which is to attain regulatory authorization of GraftAssureDx.

In late July, the FDA completed the current phase of its substantive review of GraftAssureDx in a timely manner. The agency requested additional information from us, which is typical in a regulatory authorization process such as this. We view ourselves as being in the later stages of the review process, and after a thorough dialogue with the agency, we are encouraged to be working with a clear, well-defined set of remaining items. This welcome milestone comes after three years of rigorous kitted product development.

We also have been pleased regarding the agency’s swift engagement and its ability to deliver timely feedback throughout. We have had productive dialogue with the agency since submitting GraftAssureDx for regulatory review in late March, and we expect that to continue. We would characterize our dialogue with the FDA as routine and within the realm of our expectations.

Our submission was, to our knowledge, the first-ever kitted dd-cfDNA assay to be submitted for FDA authorization.

As a reminder, we are not building this product alone. Our GraftAssure assay runs on a digital PCR instrument made by Bio-Rad Laboratories (NYSE:BIO), which has invested in our company. Bio-Rad commented:

“Our collaboration with iMDx on GraftAssureDx reflects the kind of innovative thinking we look for in a partner. Droplet DigitalTM PCR is well suited to the demands of transplant monitoring, where precise and reproducible measurement matters, and GraftAssureDx brings that capability into the clinical laboratory setting. We are proud to partner with iMDx on this program and remain confident in the path forward and positive impact to patient lives.” –Jonathan Seaton, SVP Corporate Business Development, Bio-Rad Laboratories

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We also have expanded dialogue with several additional players in the diagnostics industry. We now believe that most major U.S. reference labs are interested in adopting in-house dd-cfDNA testing, with their interest bolstered by reimbursement clarity from Medicare and the release of favorable head-to-head data regarding our assay, both of which are described in more detail below,

High-volume labs that are performing other routine transplant tests are considering the addition of a reimbursed dd-cfDNA test. We believe they may see our test as a natural product line extension for their other transplant test offerings, and as a great way to serve their existing transplant center and nephrology clinic customers nationwide. We believe that these labs value the ability to deliver all the testing needed for a patient in one patient visit for blood draws, and even potentially via one report for clinicians.

Contextual overview for investors:

iMDx aims to deliver proven, more affordable, faster tests that can be run in-house at local transplant center laboratories. We have designed the GraftAssureDx molecular test to be sold as a test kit so that transplant center laboratories can run tests locally. By running tests locally, laboratories can deliver critical test results to the physicians of transplant patients much more quickly than can be done with the currently available send-out tests. Our company is now seeking FDA marketing authorization to sell these kits in the U.S. If GraftAssure technology becomes available commercially as a test kit, it may be an industry-transforming event for transplanted organ rejection monitoring.

Over time, iMDx sees three potential paradigm shifts in transplanted organ health monitoring:

●	Bringing testing closer to the patient: The first is a shift in the location of where donor-derived cell-free DNA (dd-cfDNA) testing is performed – migrating out of a send-out service model and into hospital-based laboratories that can deliver results locally. iMDx seeks to demonstrate that in-house testing is better for patients and physicians. (As a reminder, dd-cfDNA is an established biomarker for assessing the health of a transplanted organ through a simple blood draw.)

●	Expanding the clinical role of dd-cfDNA: The second shift is the growing potential for dd-cfDNA testing, powered by digital PCR technology, to support earlier detection of allograft injury, longitudinal monitoring of transplant health, and assessment of response to emerging anti-rejection therapies.

●	Advancing from rule-out testing to comprehensive decision support: The third shift is the expansion of dd-cfDNA testing from mainly being used to rule out patients’ need for confirmatory biopsy testing, to also being used proactively to predict whether a patient may be progressing toward organ rejection. This important shift is enabled by GraftAssure’s ability to measure both dd-cfDNA percentage and absolute, true concentrations as copies per milliliter of plasma.

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Other highlights since our May 2026 update:

Reimbursement and market access

●	A favorable Medicare local coverage decision (LCD) was issued by MolDX that expands the reimbursement framework for dd-cfDNA testing by covering surveillance testing at an increased frequency compared to a draft policy released last year. This includes doubling testing rates in the second and third years post-kidney transplant to four tests per year and allowing for a frequency per year thereafter according to peer-reviewed literature and societal guidelines. The new Medicare policy also cites iMDx-affiliated research. (July 16 release)

●	Medicare (MolDX) confirmed iMDx’s reimbursement coverage for treatment-response monitoring. We believe clinicians intend to increasingly use dd-cfDNA testing to guide ongoing anti-rejection drug therapy. MolDX has confirmed that testing under this rationale is reimbursed. (July 23 release)

Clinical evidence and peer-reviewed publications

●	A new multicenter study conducted across eight transplant centers in Germany and Austria, published in Kidney International, adds to the growing evidence that donor-derived cell-free DNA (dd-cfDNA) can do more than rule out biopsy. The retrospective study evaluated 70 kidney transplant recipients treated with Johnson & Johnson’s daratumumab (DARZALEX®) for microvascular inflammation (MVI) and antibody-mediated rejection (AMR), using our GraftAssure test to monitor therapeutic efficacy. Daratumumab treatment was associated with stabilization of kidney function, with dd-cfDNA and albuminuria levels declining early in treatment. We believe this reinforces dd-cfDNA’s expanding role in actively guiding and monitoring rejection treatment.

●	The American Journal of Transplantation published data on iMDx’s new GraftAssure Combination Model (CM)-Score. Results demonstrated that our test roughly doubled positive predictive value (81% vs. a 54% published benchmark) versus single-metric dd-cfDNA measurement in kidney transplant patients, while retaining a high negative predictive value (91%). The company has launched its GALACTIC registry to build on these findings. (June 11 release)

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●	Clinical Chemistry (the journal of the Association for Diagnostics & Laboratory Medicine) published the first head-to-head comparison of GraftAssure’s digital PCR-based technology against a leading NGS-based competitor assay, showing 99.2% agreement across a wide range of dd-cfDNA results under real-world clinical conditions. GraftAssure demonstrated superior analytical sensitivity and a lower limit of quantification. (June 16 release)

●	The Lancet Regional Health – Europe published an extension of the 2024 New England Journal of Medicine felzartamab study, showing GraftAssure-guided dd-cfDNA monitoring enabled roughly two-thirds drug-sparing versus fixed dosing while maintaining treatment efficacy and safety — pointing to a market-expansion use case for GraftAssure beyond rejection detection and biopsy rule-out testing. (July 23 release)

●	Chief Science Officer Prof. Dr. Ekkehard Schuetz, co-inventor of the underlying dd-cfDNA technology, published his 200th scientific paper. He is ranked in the top 2.5% of researchers worldwide by H-index (58) and top 2% within laboratory diagnostics. (June 29 release)

Commercial and scientific community engagement

●	iMDx showcased its GraftAssure technology, hosted a key opinion leader reception, and presented third-party head-to-head data at the American Transplant Congress in Boston, from June 20–24. (June 9 release)

●	iMDx partnered with the American Society of Transplant Surgeons (ASTS) to name the recipients of a $100,000, company-funded health-economics research grant (Drs. Kenneth Andreoni of Thomas Jefferson University and Kenneth Chavin of Temple Health) to study the economics of in-house versus send-out dd-cfDNA testing. This research is intended to support GraftAssureDx commercialization planning. (June 22 release)

Upcoming KOL call on August 17th to highlight heart transplant testing:

As we continue to plan for commercializing a kitted version of GraftAssure for kidney transplant testing, the next organ of focus for GraftAssure’s application is heart transplant testing. To that end, we will be hosting a virtual key opinion leader (KOL) event to discuss in-house heart transplanted organ rejection testing on Monday, August 17, 2026, at 10:00 a.m. ET. The event will feature Dr. Max Jacob Liebo, M.D., Associate Professor and Program Director, Advanced Heart Failure and Transplant Cardiology Fellowship at Loyola University Medical Center.

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The call will also feature brief remarks from CEO Josh Riggs and iMDx Vice President of Medical Affairs Dr. Nick Ioannou, whose extensive experience includes previously serving as a medical science liaison for organ health and genetics at Natera.

We will be issuing a separate press release with further information.

Thank you for your interest in iMDx and we look forward to updating you as we transition into commercialization.

Sincerely,
iMDx Management

Second Quarter 2026 financial overview

●	In Q2 2026, our revenues were approximately $239,000.

○	Most of our revenues were derived from laboratory services performed at our clinical laboratory in Tennessee. Our strategic goal is to sell diagnostic test kits for clinical use, and as we await potential FDA authorization, we remain essentially “pre-revenue.” Our laboratory services are performed at the request of select clients, and we see our laboratory services revenue as a testament to our team’s ability to achieve the on-time delivery of clear, scientifically sound, and accurate data sets to our clients.

○	We sold $21,000 in research-use-only kits in the quarter. As previously communicated, we do not expect material revenue on our kitted product sales until after we have achieved regulatory authorization to market GraftAssureDx.

●	We reported gross profit of $157,000 in Q2 2026, representing a 65.7% gross margin.

●	In Q2 2026, operating expenses of $11.6 million included a non-cash loss of $2.3 million from a change in the fair value of our contingent consideration, as well as $661,000 in non-cash stock-based compensation expenses, and $641,000 in non-cash depreciation and amortization expenses. The contingent consideration relates to acquisition accounting and certain earn-out arrangements related to our prior acquisitions, under which payments become due only as we achieve certain milestones or generate revenue. It is remeasured each period based on assumptions including the expected timing and amount of future revenue, probability of achieving certain earnout milestones, and discount rates.

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○	Excluding the impact of these non-cash net adjustments in Q2 2026, our non-GAAP operating expenses decreased 13% sequentially over the first quarter of 2026, and increased 26% year over year. The sequential decline in Q2 2026 operating expenses reflected the winding down of costs associated with our GraftAssureDx submission. The increased investments year-over-year largely reflect our preparations for commercial launch.

○	In Q2 2026, research and development expenses decreased 9% sequentially, or by about $467,000, to $4.5 million. This decrease reflected lower laboratory and supplies costs as we concluded most of our FDA submission work streams.

●	As noted last quarter, Q1 2026 had higher-than-average research and development expenses as we approached FDA submission, including expenses related to FDA-compliant software development, laboratory supplies, kit production, and personnel costs associated with our clinical trial, including regulatory consulting fees. As expected, Q2 2026 R&D expenses declined sequentially. We expect R&D expenses to stabilize near recent levels as we shift resources from FDA submission work toward ongoing clinical evidence generation, including our GALACTIC registry.

○	In Q2 2026, sales and marketing expenses decreased $486,000 sequentially to $1.9 million. We continue to invest in go-to-market activities as we prepare for commercial launch of GraftAssureDx for kidney, including marketing, advertising, travel, consulting fees and personnel.

○	General and administrative expenses fell slightly sequentially to $2.9 million in Q2 2026.

●	Our Q2 2026 net loss was $11.3 million, or $0.31 net loss per share.

○	Non-GAAP Net Loss: Our Q2 2026 adjusted net loss of $8.3 million represented a loss of $0.23 per share. Our adjusted net loss excludes the non-cash charges of stock-based compensation expenses and the change in fair value of our contingent consideration (“Non-GAAP Net Loss”). Please refer to the table below, “Reconciliation of Non-GAAP Financial Measures,” for additional disclosures and information.

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○	Non-GAAP Adjusted EBITDA Loss: Our Q2 2026 adjusted earnings or loss before interest, income taxes, depreciation, amortization, stock-based compensation, change in fair value of contingent consideration, and other non-operating items (“Adjusted EBITDA Loss”) was $7.8 million. The sequential decrease in Adjusted EBITDA Loss represented cost discipline and higher gross profit in the quarter.

○	Please refer to the table below, “Reconciliation of Non-GAAP Financial Measures,” for additional disclosures and information.

●	Our Q2 2026 per share results reflect 36.8 million weighted average shares outstanding and include the effects of 4.1 million unexercised pre-funded warrant shares that were issued in April 2024, February 2025, and February 2026 to a certain investor.

○	Inclusive of all outstanding shares, pre-funded warrants, and subsequent issues for stock awards, our pro-forma fully diluted share count would be 36.9 million shares as of this earnings release date.

●	Our cash, cash equivalents, and restricted cash balance at the end of the second quarter was $18.7 million.

●	Our Q2 2026 outgoing cash flow from operations (net cash used in operating activities) of $9.3 million, combined with capital expenditures of about $779,000, resulted in outgoing free cash flow of approximately $10 million. While core operating expenses declined in the second quarter, outgoing cash flow widened due to working capital timing, including our annual bonus payment and vendor payments. We expect outgoing free cash flow to narrow in the back half of the year.

●	As noted in our May update, in 2026, we expect to continue to be thoughtful about capital allocation, hiring, and expense growth.

Webcast and Conference Call Information

Live Zoom Call and Webcast on August 10, 2026, at 2:00 PMPT / 5:00 PM ET.

Those interested may access the live Zoom call by registering here: iMDx Q2 2026 Earnings Webinar

A replay of the Zoom call will be available on the Company’s website shortly after the call.

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iMDx Transplant Products and Product Candidates in Development

iMDx’s flagship transplant testing technology quantifies a molecular biomarker known as donor-derived cell-free DNA (dd-cfDNA). The Company’s scientists in Germany and the U.S. have played a critical role over the past decade in developing the science that helped establish dd-cfDNA as a trusted biomarker of transplant rejection. iMDx is commercializing this technology using a market-disruptive business strategy. Under the GraftAssure™ brand, iMDx’s transplant diagnostics include the following:

●	GraftAssureCore – The company’s laboratory-developed test (LDT), currently reimbursed by CMS and performed at iMDx’s CLIA-certified laboratory in Franklin, Tennessee.

●	GraftAssureIQ – A research-use-only (RUO) kit intended and labeled for non-clinical applications.

●	GraftAssureDx – The in vitro diagnostic (IVD) kit currently under FDA review for use in clinical decision-making.

About Insight Molecular Diagnostics, Inc.

Insight Molecular Diagnostics is a pioneering diagnostics technology company whose mission is to democratize access to novel molecular diagnostic testing to improve patient outcomes. Investors may visit https://investors.imdxinc.com/ for more information.

GraftAssureCore™, GraftAssureIQ™, GraftAssureDx™, GraftAssure™, DetermaIO™, and DetermaCNI™ are trademarks of Insight Molecular Diagnostics Inc.

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to, among other things, the company’s efforts to commercialize its GraftAssure technology, discussions with the FDA and expected FDA marketing authorization to sell GraftAssureDx, the belief that most major U.S. reference labs are interested in adopting in-house dd-cfDNA testing, interest from industry participants and investors, the company’s plans to deliver proven, more affordable and faster tests that can be run in-house at local transplant center laboratories, anticipated paradigm shifts in transplanted organ health monitoring, the belief that clinicians tend to increasingly use dd-cfDNA testing to guide ongoing anti-rejection drug therapy, potential use cases for GraftAssure beyond rejection detection and biopsy rule-out testing, the company’s upcoming KOL call to highlight heart transplant testing, transplant and other product candidates in development, and other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management.

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Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Insight Molecular Diagnostics’ third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic tests Insight Molecular Diagnostics or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Insight Molecular Diagnostics, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Insight Molecular Diagnostics’ Securities and Exchange Commission (SEC) filings, which are available from the SEC’s website. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Insight Molecular Diagnostics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

FDA

CAUTION: This press release concerns certain products that are under clinical investigation, and which have not yet been cleared or authorized for marketing by the U.S. Food and Drug Administration. These products are currently limited by federal law to investigational use, and no representation is made as to the safety or effectiveness of these products for the purposes for which they are being investigated.

Investor Contact:

Douglas Farrell

LifeSci Advisors LLC

imdx@lifesciadvisors.com

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Financial Tables Follow

INSIGHT MOLECULAR DIAGNOSTICS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$17,756	$11,583
Accounts receivable, net of allowance for credit losses of $2 and $11, respectively	192	1,128
Inventories	207	446
Restricted cash, current	729	729
Prepaid expenses and other current assets	1,659	1,420
Total current assets	20,543	15,306
NONCURRENT ASSETS
Right-of-use operating and financing lease assets, net	2,097	2,815
Machinery and equipment, net, and construction in progress	6,004	6,435
Restricted cash, noncurrent	243	607
Other noncurrent assets	556	593
TOTAL ASSETS	$29,443	$25,756

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable	$1,871	$2,544
Due to related party	1,979	2,780
Accrued compensation	1,904	2,461
Accrued royalties	1,116	1,116
Accrued expenses and other current liabilities	1,000	939
Operating and financing lease liabilities, current	1,710	1,807
Contingent consideration liabilities, current	706	428
Total current liabilities	10,286	12,075
NONCURRENT LIABILITIES
Operating and financing lease liabilities, noncurrent	915	1,690
Contingent consideration liabilities, noncurrent	39,541	43,455
TOTAL LIABILITIES	50,742	57,220

Commitments and contingencies

SHAREHOLDERS’ DEFICIT
Preferred stock, no par value, 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, no par value, 230,000 shares authorized; 32,623 and 28,683 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	394,945	369,211
Accumulated other comprehensive income	67	86
Accumulated deficit	(416,311)	(400,761)
Total shareholders’ deficit	(21,299)	(31,464)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$29,443	$25,756

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INSIGHT MOLECULAR DIAGNOSTICS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net revenue	$239	$518	$271	$2,656

Cost of revenues	82	180	99	993
Gross profit	157	338	172	1,663

Operating expenses:
Research and development	4,486	3,269	9,439	6,193
Sales and marketing	1,916	1,460	4,318	2,666
General and administrative	2,873	2,647	5,864	5,762
Change in fair value of contingent consideration	2,284	2,804	(3,634)	3,683
Total operating expenses	11,559	10,180	15,987	18,304

Loss from operations	(11,402)	(9,842)	(15,815)	(16,641)

Other (expenses) income:
Interest expense	(20)	(25)	(43)	(54)
Other income, net	162	125	308	282
Total other income, net	142	100	265	228

Loss before income taxes	(11,260)	(9,742)	(15,550)	(16,413)

Income taxes	—	—	—	—

Net loss	$(11,260)	$(9,742)	$(15,550)	$(16,413)

Net loss per share:
Net loss per share - basic and diluted	$(0.31)	$(0.30)	$(0.44)	$(0.57)

Weighted average shares outstanding - basic and diluted	36,750	32,023	35,640	28,876

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INSIGHT MOLECULAR DIAGNOSTICS INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(11,260)	$(9,742)	$(15,550)	$(16,413)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	665	559	1,296	1,043
Amortization of intangible assets	—	—	—	7
Stock-based compensation	661	504	1,276	977
Equity compensation for bonus awards and consulting services	8	74	40	88
Change in fair value of contingent consideration	2,284	2,804	(3,634)	3,683
Unrealized foreign currency losses	12	149	7	188
Changes in operating assets and liabilities:
Accounts receivable	(35)	3,028	936	1,101
Inventories	175	(234)	239	(283)
Prepaid expenses and other assets	(589)	(168)	(140)	(253)
Accounts payable and accrued liabilities	(1,105)	(3,113)	(1,210)	(2,086)
Operating lease assets and liabilities	(84)	(35)	(167)	(65)
Net cash used in operating activities	(9,268)	(6,174)	(16,907)	(12,013)

CASH FLOWS FROM INVESTING ACTIVITIES:
Machinery and equipment purchases, and construction in progress	(779)	(349)	(1,392)	(656)
Net cash used in investing activities	(779)	(349)	(1,392)	(656)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common shares	—	—	26,024	29,143
Financing costs to issue common shares	(185)	—	(1,368)	(487)
Proceeds from exercise of stock options	10	—	10	—
Taxes paid related to net share settlement of stock-based awards	(237)	—	(237)	—
Repayment of financing lease obligations	(152)	(114)	(295)	(212)
Net cash provided by financing activities	(564)	(114)	24,134	28,444

Effect of exchange rate changes on cash and cash equivalents	(16)	(105)	(26)	(124)
NET CHANGE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(10,627)	(6,742)	5,809	15,651

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING	29,355	32,729	12,919	10,336
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, ENDING	$18,728	$25,987	$18,728	$25,987

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INSIGHT MOLECULAR DIAGNOSTICS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

NON-GAAP NET LOSS AND ADJUSTED EBITDA LOSS

In addition to financial results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release also includes non-GAAP financial measures (as defined under SEC Regulation G). We believe that disclosing the adjusted amounts is helpful in assessing our ongoing performance, providing insight into the Company’s core operating performance by excluding certain non-cash and other non-operating items that may obscure the underlying trends in the business. These non-GAAP financial measures, when viewed in a reconciliation to respective GAAP financial measures, provide an additional way of viewing the Company’s results of operations and factors and trends affecting the Company’s business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the respective financial results presented in accordance with GAAP.

The following is a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure:

	Three Months Ended
	June 30,	March 31,	June 30,
	2026	2026	2025 (1)
	(unaudited)	(unaudited)	(unaudited)
	(In thousands)
Net loss (GAAP)	$(11,260)	$(4,290)	$(9,742)
Stock-based compensation	661	615	504
Change in fair value of contingent consideration	2,284	(5,918)	2,804
Non-GAAP net loss	(8,315)	(9,593)	(6,434)
Depreciation and amortization expenses	665	631	559
Interest expense	20	23	25
Other income, net	(162)	(146)	(125)
Income taxes	—	—	—
Adjusted EBITDA loss, a non-GAAP financial measure	$(7,792)	$(9,085)	$(5,975)

Net loss per share (GAAP)	$(0.31)	$(0.12)	$(0.30)
Non-GAAP net loss per share	$(0.23)	$(0.28)	$(0.20)

Weighted average shares outstanding	36,750	34,519	32,023

(1)	The June 2025 reconciliation line-items have been presented to conform to the current presentation. The newly titled total “Adjusted EBITDA loss, a non-GAAP financial measure” reported for June 2025 is unchanged from the June 2025 “Consolidated non-GAAP loss from operations, as adjusted” as previously reported.

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